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                                                                    Exhibit 24E


                          Juan Carlos Flichman, M.D.



                                                            August 8, 1996


Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Suite 501
Hallandale, Fl. 33009



Re:   Consent



Gentlemen:

I hereby consent to the use of my name and reference to me in the Registration Statement of Advanced Viral Research Corp. and any amendment thereto.



                                            /S/ Juan Carlos Flichman, M.D.
                                            ------------------------------
                                            Juan Carlos Flichman, M.D.